SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of the World Insurance Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR/A for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:           March 12, 2009



Name:           /s/ John Pasco, III
                --------------------
                John Pasco, III
Title:          Chairman and  President

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

                           SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of the World Insurance Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR/A for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:           March 12, 2009



Name:           /s/ Karen Shupe
                --------------------
               Karen Shupe
Title:         Principal Financial Officer

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.